UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008

Cohen & Steers, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32236	14-1904657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 832-3232

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On October 22, 2008, Cohen & Steers, Inc. (the “Company”) issued a press release regarding the Company’s earnings and business for the quarter ended September 30, 2008. A copy of the press release issued by the Company is attached as Exhibit 99.1. All information in the press release is furnished, but not filed.

In the attached press release, the Company discloses third quarter 2008 and nine months ended September 30, 2008 earnings per share and the asset management segment’s third quarter 2008 pre-tax income, each adjusted to exclude the effect of an expense associated with losses recorded on available-for-sale securities and an adjustment to tax expense associated with available-for-sale securities. Further, the Company discloses third quarter 2007 and nine months ended September 30, 2007 earnings per share and the asset management segment’s third quarter 2007 pre-tax income, each adjusted to exclude the effect of an expense associated with the payment of an additional compensation agreement entered into in connection with the launch of a Cohen & Steers closed-end mutual fund.

The Company’s management believes that because these items are unusual to its business, the disclosed non-GAAP earnings per share information enhance understanding of the Company’s operating performance.

A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the press release. While the Company’s management believes that this non-GAAP financial information is useful in evaluating the Company’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: October 22, 2008	By:	/s/ Matthew S. Stadler
Name: Matthew S. Stadler Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated October 22, 2008 issued by the Company with respect to the Company’s third quarter 2008 earnings.